POWER OF ATTORNEY
(Registration Statement on Form S-8)

Each of the undersigned directors of Cellular Dynamics International, Inc., a Wisconsin corporation (the “Company”), designates each of Robert J. Palay, Thomas M. Palay, Ph.D., Timothy D. Daley and Anna M. Geyso, with the power of substitution and resubstitution, as the undersigned’s true and lawful attorney-in-fact for the undersigned and in the undersigned’s name, place and stead to sign for the undersigned and in the undersigned’s name in the capacity as a director of the Company the Registration Statement on Form S-8 relating to the 2013 Equity Incentive Plan of the Company, and to file the same, with all exhibits thereto, other documents in connection therewith, and any amendments to any of the foregoing, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or the undersigned’s substitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have each executed this Power of Attorney for Registration Statement on Form S-8, on one or more counterparts, as of the 14th day of January, 2015.

/s/ Robert J. Palay	/s/ Michael J. Van Handel
Robert J. Palay	Michael J. Van Handel

/s/ Thomas M. Palay	/s/ Kenneth C. Hunt
Thomas M. Palay	Kenneth C. Hunt

/s/ Craig T. January	/s/ Sheli Z. Rosenberg
Craig T. January	Sheli Z. Rosenberg

/s/ Stanley D. Rose	/s/ James A. Thomson
Stanley D. Rose	James A. Thomson

/s/ Susan A. Willetts
Susan A. Willetts

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